UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2023

DRAGONFLY ENERGY HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40730	85-1873463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1190 Trademark Drive #108 Reno, Nevada	89521
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 622-3448

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DFLI	The Nasdaq Global Market
Redeemable warrants, exercisable for common stock at an exercise price of $11.50 per share, subject to adjustment	DFLIW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

See “Item 8.01 Other Events” below.

Item 2.02.	Results of Operations and Financial Condition.

On March 29, 2023, Dragonfly Energy Holdings Corp. (the “Company”) issued a press release announcing its financial results for the fourth quarter and year ended December 31, 2022. As previously announced, following the publication of the press release, the Company will host an earnings call at 5:00 p.m. (Eastern Time) on March 29, 2023, via a webcast. During the webcast, the Company’s financial results for the fourth quarter and year ended December 31, 2022 will be discussed. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated in this Item 2.02 by reference.

Item 7.01.	Regulation FD Disclosure.

See “Item 2.02 Results of Operation and Financial Condition” above.

The information in this Current Report on Form 8-K under Items 2.02 and 7.01, including the information contained in Exhibit 99.1, is being furnished to the Securities and Exchange Commission (the “SEC”), and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act of 1934, except as shall be expressly set forth by a specific reference in such filing.

Item. 8.01. Other Events.

In connection with the preparation of the Company’s financial statements for the year ended December 31, 2022, the Company determined that it would not be in compliance with the Senior Leverage Ratio and Fixed Charge Coverage Ratio tests (the “Tests”) under its term loan agreement (the “Loan Agreement”) as of the last day of the quarter ending March 31, 2023. On March 29, 2023, the Company received a waiver (the “Waiver”) from the lenders under the Loan Agreement in regards to its compliance with the Tests as of the last day of the quarter ending March 31, 2023. A copy of the Waiver is attached as Exhibit 10.1 hereto and incorporated in this Item 8.01 by reference.

In light of the foregoing information, the Company is continuing to work with its accountants to complete the audit of its financial statements for the year ended December 31, 2022 as promptly as possible. The Company intends to file a Notification of Late Filing on Form 12b-25 with the SEC, which will provide the Company with an extension to file its Annual Report on Form 10-K for the year ended December 31, 2022 (the “Form 10-K”). The Company expects to file the Form 10-K on or before April 17, 2023, which is within the 15-calendar day extension period provided for by the SEC under Rule 12b-25.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1

Limited Waiver, dated as of March 29, 2023, to the Term Loan, Guarantee and Security Agreement, dated as of October 7, 2022, by and among Dragonfly Energy Holdings Corp., Dragonfly Energy Corp., the lenders from time to time party thereto and Alter Domus (US) LLC.

99.1	Press Release of Dragonfly Energy Holdings Corp., dated March 29, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRAGONFLY ENERGY HOLDINGS CORP.

Dated: March 29, 2023	By:	/s/ Denis Phares
	Name:	Denis Phares
	Title:	President and Chief Executive Officer